Exhibit 99.39

1999-3

FIRST AMENDMENT TO TRUST INDENTURE AND SECURITY AGREEMENT
[NW         ]

This FIRST AMENDMENT TO TRUST INDENTURE AND SECURITY AGREEMENT [NW            ], dated as of [                         ], 2003, by and between U.S. BANK NATIONAL ASSOCIATION (as successor in interest to State Street Bank and Trust Company), not in its individual capacity, except as expressly stated herein, but solely as Indenture Trustee (in such capacity, the “Indenture Trustee”), and NORTHWEST AIRLINES, INC., a Minnesota corporation (the “Owner”), to that certain Trust Indenture and Security Agreement [NW           ] dated as of [                      ,      ], by and between State Street Bank and Trust Company, as indenture trustee, and the Owner, as supplemented by Trust Indenture Supplement No. 1 [NW       ] (“Trust Indenture Supplement No. 1”) between the Owner and State Street Bank and Trust Company, as indenture trustee, dated [              ,           ] (such Trust Indenture and Security Agreement [NW          ], as supplemented by Trust Indenture Supplement [NW             ] No. 1, herein called the “Trust Indenture”) (the “Amendment”);

Except as otherwise defined in this Amendment, the terms used herein in capitalized form have the meanings attributed thereto in the Trust Indenture as amended by Section 1 of this Amendment.

WITNESSETH:

WHEREAS, pursuant to the Trust Indenture, the Owner has subjected to the Lien of the Trust Indenture one British Aerospace Avro 146-RJ85A Aircraft, which consists of the following components:  (i) Airframe:  FAA Registration No. N       ; Manufacturer’s Serial No.         ; and (ii) Engines:  four (4) Allied Signal LF507 type engines bearing, respectively, Manufacturer’s Serial Nos. PO[        ], PO[     ], PO[     ] and PO[     ] (all as more fully described in the Trust Indenture);

WHEREAS, U.S. Bank National Association has succeeded to the interest of State Street Bank and Trust Company as Indenture Trustee under the Trust Indenture, as evidenced by the Instrument of Assignment and Acceptance dated as of the date hereof between State Street Bank and Trust Company as original indenture trustee and U.S. Bank National Association as Indenture Trustee, being filed with the Federal Aviation Administration simultaneously herewith;

WHEREAS, a counterpart of the Trust Indenture, to which was attached and made part thereof a counterpart of Trust Indenture Supplement [NW      ] No. 1, was recorded by the Federal Aviation Administration on                         , and assigned Conveyance No.                          ;

WHEREAS, on [                         ] the Owner issued Series G Secured Certificates, Series B Secured Certificates and Series C Secured Certificates pursuant to the Trust Indenture;

WHEREAS, the Owner and the Indenture Trustee desire to amend the Trust Indenture to provide for the Owner’s issuance of Series D Secured Certificates on the terms provided therein and herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.                                Amendment of Annex A to the Trust Indenture.

a.                                       Annex A to the Trust Indenture is hereby amended by inserting the following definitions in proper alphabetical order:

“Class D Pass Through Trust” means the pass through trust created under the Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by Class D Trust Supplement.

“Class D Trustee” means the Pass Through Trustee under the Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc. and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by the Class D Trust Supplement.

“Class D Trust Supplement” means the Trust Supplement No. 2003-1 dated as of [                 ], 2003 among Northwest Airlines, Inc., Northwest Airlines Corporation and U.S. Bank Trust National Association, as the same may be amended, modified or supplemented.

“Prepayment Premium” is defined in Schedule I to the Trust Indenture.

“Series D” or “Series D Secured Certificates” means Secured Certificates issued and designated as “Series D” hereunder, in the Principal Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading “Series D”.

b.                                      The definitions of “Majority in Interest of Certificate Holders”, “Make-Whole Amount”, “Pass Through Trust,” “Pass Through Trust Agreement”, and “Pass Through Trustee” in Annex A to the Trust Indenture are hereby amended to read as follows:

“Majority in Interest of Certificate Holders” as of a particular date of determination shall mean the holders of more than a majority in aggregate unpaid Principal Amount of all Secured Certificates outstanding as of such date (excluding any Series D Secured Certificates and any Secured Certificates held by the Owner or its affiliates (unless, in either case, all Secured Certificates then outstanding shall be held by the Owner or its affiliates)).

“Make-Whole Amount” means, (i) with respect to any Secured Certificate other than a Series D Secured Certificate, the amount (as determined by an independent investment banker selected by the Owner and reasonably acceptable to the Indenture Trustee) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Secured Certificate computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Secured Certificate plus accrued interest and (ii) with respect to any Series D Secured Certificate, the Prepayment Premium.  For purposes of determining the Make-Whole Amount, “Treasury Yield” at the time of determination with respect to any Secured Certificate means the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Secured Certificate and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Secured Certificate and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Secured Certificate, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Secured Certificate is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519).  “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.  The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date.

“Pass Through Trust” means each of the four separate pass through trusts (including the Class D Pass Through Trust) created pursuant to the Pass Through Trust Agreements.

“Pass Through Trust Agreement” means the pass through trust agreement and each of the four separate pass through trust supplements (including the Class D Trust Supplement), referred to on Schedule III to the Participation Agreement, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

“Pass Through Trustee” means U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), a national banking association, in its capacity as trustee under each of the four Pass Through Trust Agreements, and each other person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

SECTION 2.                                Issuance and Terms of Series D Secured Certificates.  The Owner hereby agrees to issue Series D Secured Certificates, which shall be dated the date of issuance thereof and shall be issued with the maturity, in the principal amount and bear interest as set forth in Schedule I hereto.  The Owner hereby instructs the Indenture Trustee to execute a certificate of authentication on each Series D Secured Certificate.  On the date of issuance thereof, the Series D Secured Certificates shall be issued to the Subordination Agent on behalf of the Class D Pass Through Trustee for the Class D Pass Through Trust.

SECTION 3.                                Amendment of Section 2.01 of the Trust Indenture.  (a)  Section 2.01 of the Trust Indenture is hereby amended by replacing the date “October 1, 2000” with the language “[October 1, 2003]” in the ninth line of the first full paragraph of the form of Secured Certificate.

(b)                                 Section 2.01 of the Trust Indenture is hereby amended by amending the third from the last paragraph of the form of Secured Certificate in its entirety as follows:

“[The indebtedness evidenced by this Secured Certificate is, to the extent and in the manner provided in the Trust Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations (as defined in the Trust Indenture) in respect of [Series G Secured Certificates](1) [Series G and Series B Secured Certificates](2) [Series G, Series B and Series C Secured Certificates](3), and this Secured Certificate is issued subject to such provisions.  The Certificate Holder of this Secured Certificate, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Trust Indenture and (c) appoints the Indenture Trustee his attorney-in-fact for such purpose.]**

(c)                                  Section 2.01 of the Trust Indenture is hereby amended by inserting the following language as footnote in numerical order:

“(3)  To be inserted in the case of a Series D Secured Certificate.”

SECTION 4.                                Amendment of Section 2.02 of the Trust Indenture.  (a)  The first two sentences of the first paragraph of Section 2.02 of the Trust Indenture are hereby amended to read in their entirety as follows:

“The Secured Certificates shall be dated the date of issuance thereof, shall be issued in up to four separate series consisting of Series G, Series B, Series C and Series D and in the maturities and principal amounts and shall bear interest as specified in Schedule I hereto.  On the Closing Date, or in the case of the Series D Secured Certificates, on the date of issuance thereof, each Secured Certificate shall be issued to the Pass Through Trustees (or their designees) under the Pass Through Trust Agreements as set forth in Schedule II hereto.”

(b)                                 The second paragraph of Section 2.02 of the Trust Indenture is hereby amended by inserting the parenthetical phrase “(or, in the case of Series D Secured Certificates, October 1, 2003)”  in the third line thereof immediately before the language “, and on”.

(c)                                  The third paragraph of Section 2.02 of the Trust Indenture is hereby amended by amending in their entirety subparagraphs (A) and (B) as follows:

“(A)                        with respect to all amounts other than Net Interest and Related Charges, a fraction the numerator of which is the aggregate principal balance then outstanding of the Secured Certificates (other than the Series D Secured Certificates) and the denominator of which is the aggregate principal balance then outstanding of all Equipment Notes (other than the Series D Equipment Notes), plus

(B)                                with respect to all Net Interest and Related Charges (x) if there exists a Payment Default under any Secured Certificate (other than any Series D Secured Certificate) a fraction, the numerator of which is the aggregate principal balance then outstanding of the Secured Certificates (other than the Series D Secured Certificates) and the denominator of which is the aggregate principal balance then outstanding of all Equipment Notes (other than Series D Equipment Notes) issued under Indentures under which there exists a Payment Default or (y) at all other times, zero.”

(d)                                 The last line of the third paragraph of Section 2.02 is hereby amended by (i) replacing the word “and” with a comma (“,”) and (ii) inserting the words “and Series D Equipment Notes” immediately before the period(“.”).

SECTION 5.                                Amendment of Section 2.15 of the Trust Indenture.  Section 2.15(c) of the Trust Indenture is hereby amended to read in its entirety as follows:

“(c)  As used in this Section 2.15, the term “Senior Holder” shall mean (i) the Certificate Holders of Series G until the Secured Obligations in respect of the Series G Secured Certificates have been paid in full, (ii) after the Secured Obligations in respect of the Series G Secured Certificates have been paid in full, the Certificate Holders of Series B until the Secured Obligations in respect of the Series B Secured Certificates have been paid in full and (iii) after the Secured Obligations in respect of the Series B Secured Certificates have been paid in full, the Certificate Holders of Series C until the Secured Obligations in respect of the Series C Secured Certificates have been paid in full.”

SECTION 6.                                Amendment of Section 3.01 of the Trust Indenture.  Section 3.01 of the Trust Indenture shall be amended by (a) deleting the word “and” following the semicolon (“;”) at the end of paragraph (ii) thereof, (b) deleting the period (“.”) at the end of paragraph (iii) thereof and adding the punctuation and word “; and” in its place, and (c) adding the following paragraph (iv) thereto:

“(iv)                        after giving effect to paragraph (iii) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Principal Amount and interest and other amounts (as well as any interest on any overdue Principal Amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series D Secured Certificates shall be distributed to the Certificate Holders of Series D ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series D Secured Certificate bears to the aggregate amount of the payments then due under all Series D Secured Certificates.”

SECTION 7.                                Amendment of Section 3.02 of the Trust Indenture.  Clause “Second” of Section 3.02 of the Trust Indenture shall be amended by (a) deleting the word “and” following the semicolon (“;”) at the end of paragraph (ii) thereof, and (b) adding the following paragraph (iv) thereto:

“(iv)                        after giving effect to paragraph (iii) above, to pay the amounts specified in paragraph (iv) of clause “Third” of Section 3.03 hereof plus Make-Whole Amount, if any, then due and payable in respect of the Series D Secured Certificates; and”

SECTION 8.                                Amendment of Section 3.03 of the Trust Indenture.  Clause “Third” of Section 3.03 of the Trust Indenture is hereby amended by (a) deleting the word “and” following the semicolon (“;”) at the end of paragraph (ii) thereof, and (b) adding the following paragraph (iv) thereto:

“(iv)                        after giving effect to paragraph (iii) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Principal Amount of all Series D Secured Certificates, and the accrued but unpaid interest and all other amounts due thereon and all other Secured Obligations in respect of Series D Secured Certificates to the date of distribution, shall be distributed to the Certificate Holders of Series D, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Principal Amount of all Series D Secured Certificates held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the date of distribution, bears to the aggregate unpaid Principal Amount of all Series D Secured Certificates held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; and”

SECTION 9.                                Amendment of Section 11.06 of the Trust Indenture.  Section 11.06 of the Trust Indenture is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything herein to the contrary, the invalidation or unenforceability of either the Series D Secured Certificates or the Lien of this Indenture for the benefit of Certificate Holders of Series D Secured Certificates shall not render invalid or unenforceable the Secured Certificates other than such Series D Secured Certificates or the Lien of this Indenture for the benefit of Certificate Holders of Secured Certificates other than such Series D Secured Certificates.”

SECTION 10.                          Amendment of the first page of Schedule I to the Trust Indenture.

The first page of Schedule I to the Trust Indenture is hereby amended in its entirety by replacing it with Schedule I hereto.

SECTION 11.                          Amendment to Schedule II to the Trust Indenture.

Schedule II to the Trust Indenture is hereby amended in its entirety by replacing it with Schedule II hereto.

SECTION 12.                          Ratification.  Effective as of the date hereof, all references in the Trust Indenture to the “Trust Indenture” shall be deemed to refer to the Trust Indenture as amended by this Amendment, and the parties hereto confirm their respective obligations thereunder.  Except as amended hereby, the Trust Indenture as heretofore supplemented continues and shall remain in full force and effect in all respects.

SECTION 13.                          Counterparts.  This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 14.                          Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 15.                          Governing Law.  THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

SECTION 16.                          Miscellaneous.  No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Indenture Trustee, the Owner and any assignee of the Indenture Trustee’s rights hereunder.  The section and paragraph headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Amendment.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Owner and the Indenture Trustee have caused this Amendment to be duly executed as of the day and year first above written.

NORTHWEST AIRLINES, INC.,

By:
Name:
Title:

U. S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as Indenture Trustee,
Indenture Trustee

By:
Name:
Title:

SCHEDULE I
TO AMENDMENT NO. 1
TO TRUST INDENTURE AND
SECURITY AGREEMENT

SCHEDULE I

The portion of this Schedule appearing below this text is intentionally deleted from the FAA filing counterpart because the parties hereto deem it to contain confidential information.

	Principal Amount		Interest Rate	Maturity Date
Series G:	$	[ ]	7.935%	April 1, 2019

Series B:	$	[ ]	9.485%	April 1, 2015

Series C:	$	[ ]	9.152%	April 1, 2008

Series D:	$	[ ]	[ ] %	April 1, 2009

Certain Defined Terms

Prepayment Premium:                                                                                                                                                                            In the case of the prepayment of the unpaid Principal Amount of Series D Secured Certificates, an amount equal to the following percentage of the Principal Amount prepaid:

If redeemed on or before the date indicated below	Prepayment Premium

October 1, 2004	[ ]	%
October 1, 2005	[ ]	%
October 1, 2006	[ ]	%
October 1, 2007	[ ]	%

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TO AMENDMENT NO. 1
TO TRUST INDENTURE AND
SECURITY AGREEMENT

SCHEDULE II

PASS THROUGH TRUST AGREEMENTS

1.                                       Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by Trust Supplement No. 1999-3G, dated as of December 9, 1999 among Northwest Airlines, Inc., Northwest Airlines Corporation and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association).

2.                                       Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by Trust Supplement No. 1999-3B, dated as of December 9, 1999 among Northwest Airlines, Inc., Northwest Airlines Corporation and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association).

3.                                       Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by Trust Supplement No. 1999-3C dated as of December 9, 1999 among Northwest Airlines, Inc., Northwest Airlines Corporation and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association).

4.                                       Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company of Connecticut, National Association (as succeeded by U.S. Bank Trust National Association), as supplemented by Trust Supplement No. 2003-1, dated as of [                     ], 2003 among Northwest Airlines, Inc., Northwest Airlines Corporation and U.S. Bank Trust National Association.

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